Exhibit 10.6

CONTEXT THERAPEUTICS INC.

2021 LONG-TERM PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF THE PLAN

This 2021 Long-Term Performance Incentive Plan (the “Plan”) is being established to (a) provide incentives and awards to nonemployee directors, consultants and those employees largely responsible for the long-term success of Context Therapeutics Inc. (the “Company”) and its 50% or more owned subsidiaries, (b) enable the Company to attract and retain executives, nonemployee directors, employees, and consultants in the future, and (c) encourage employees, nonemployee directors and consultants to acquire a proprietary interest in the performance of the Company by purchasing and owning shares of the Company’s Common Stock. The adoption of the Plan is subject to the approval of the Plan by the Company’s shareholders and shall not become effective until so approved.

2. GENERAL PROVISIONS

2.1 Definitions. As used in the Plan, the following terms shall have the following meanings unless otherwise required by the context:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Administrator” shall mean the Committee or such other person designated by the Board to administer the Plan.

(c) “Award” means an Equity Award granted to an Employee, Nonemployee Director or Consultant.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Cause” means, except as otherwise provided in a Participant’s employment or consulting agreement, any of the following (in each case as determined by the Board):

(i) Participant’s conviction of, or plea of nolo contendere or equivalent to, a crime of embezzlement or fraud or any felony under the laws of the United States or any state thereof;

(ii) An act of fraud, willful misconduct or dishonesty by Participant in the course of or related to his employment hereunder or that could reasonably be expected to be materially injurious to the Company or an affiliate;

(iii) A material breach by Participant of any of the provisions of any employment, non-disclosure, non-competition, non-solicitation, assignment of inventions, or other agreement executed by Participant for the benefit of the Company, as determined by the Administrator, which determination will be conclusive; or

(iv) An act of moral turpitude by Participant in the course of or related to his employment, Board representation or other provision of services to the Company that could reasonably be expected to lead to a material harm (financial or reputational) to the Company or an affiliate.

(f) “Change in Control” means the date on which:

(i) A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii) A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii) A sale or other disposition of all or substantially all of the Company’s assets in one or more transactions, other than to any entity of which more than 50% of the total voting power is owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to the transaction which results in a sale or disposition as to all or substantially all of the Company’s assets; or

(iv) A merger, consolidation or similar transaction directly or indirectly involving the Company in which immediately after the consummation of such transaction, the stockholders of the Company immediately prior to such transaction do not directly or indirectly own more than 50% of the total voting power of the surviving entity in such transaction (or of any applicable Parent of such surviving entity), in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to the transaction.

For purposes of this Section 2.1(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, the occurrence of any event shall not be deemed a Change in Control: (i) with respect to any Award that is subject to Code Section 409A unless such event qualifies as a change in control event within the meaning of Code Section 409A, or (ii) if the sole purpose of the underlying transaction(s) is to change the jurisdiction of the Company’s incorporation or to create a holding company of which the total voting power is owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the voting power of the stock of the Company immediately prior to such transaction(s).

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means (i) the Compensation Committee of the Board of Directors, (ii) such other committee of the Board of Directors that consists solely of two (2) or more members of the Board of Directors, each of whom qualifies as a “non-employee director” (as that term is used for purposes of Rule 16b-3 under the Act) with respect to the Plan, or (iii) such other committee as the Compensation Committee or the Board of Directors, in its discretion, shall establish that consists of one or more members of the Board of Directors (such as the Chairman of the Board) for the purpose of granting Equity Awards to Employees who are not subject to Section 16(b) of the Act.

(i) “Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

(j) “Consultant” shall mean an individual who is not an Employee or a Nonemployee Director and who has entered into a consulting arrangement with the Company to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(k) “Employee” means an individual who is employed by the Company or a Subsidiary.

(l) “Equity Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, or Stock Grant made under the Plan.

(m) “Fair Market Value” means, with respect to the applicable date, the last sale price for a share of Common Stock as quoted on NASDAQ for that date or, if not reported on NASDAQ for that date, as quoted on the principal exchange on which the Common Stock is listed or traded; provided, however, if no such sales are made on such date, then on the next preceding date on which there are such sales. If for any day the Fair Market Value of a share of Common Stock is not determinable by any of the foregoing means, then the Fair Market Value for such day shall be determined in good faith by the Committee under a method that complies with Code Sections 422 and 409A and that is adopted by the Committee.

(n) “Incentive Stock Option” means an option granted under the Plan which is intended to qualify as an incentive stock option under Code Section 422.

(o) “Nonemployee Director” means a director of the Company who is not an Employee.

(p) “Non-Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.

(q) “Participant” means an Employee, Nonemployee Director or Consultant to whom an Award has been granted under the Plan.

(r) “Performance Award” means Performance Stock or Performance Stock Units.

(s) “Performance Period” means a period of one or more consecutive calendar years or other periods as determined by the Committee. Nothing herein shall prohibit the creation of multiple Performance Periods which may overlap with other Performance Periods established under the Plan.

(t) “Performance Program Target” means a performance program target fixed by the Committee for a particular Performance Period as provided in Article 8.

(u) “Performance Stock” means a type of Restricted Stock, where the lapse of restrictions is based on achievement of one or more Performance Program Targets.

(v) “Performance Stock Unit” means a type of Restricted Stock Unit, the vesting of which is based on achievement of one or more Performance Program Targets.

(w) “Restricted Stock” means Common Stock subject to restrictions determined by the Committee and granted pursuant to Article 6.

(x) “Restricted Stock Unit” means a unit granted pursuant to Article 7.

(y) “Short-Term Deferral Date” means with respect to a Performance Stock Unit, a date within the 2 1/2 month period immediately following the last day of the Performance Period for which such Award was made; provided that such period (measured from the last day of the period) shall be less than 2 1/2 months to the extent necessary to cause such period to be within one calendar year. A Participant shall have no right to interest as a result of payment on a date after the first day of such period.

(z) “Stock Appreciation Right” means a right granted pursuant to Article 4.

(aa) “Stock Grant” means a grant of unrestricted shares of Common Stock pursuant to Article 5.

(bb) “Stock Option” means an Incentive Stock Option or Non-Qualified Stock Option granted pursuant to Article 3.

(cc) “Subsidiary” means any corporation or other entity, the equity of which is 50% or more owned, directly or indirectly, by the Company.

(dd) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Subsidiaries; (ii) with respect to an Equity Award granted to a Nonemployee Director, the cessation of the provision of services as a director of the Company; and (iii) with respect to an Equity Award granted to a Consultant, the termination of the consulting arrangement between the Consultant and the Company; provided, however, that if a Participant’s status changes from Employee, Nonemployee Director or Consultant to any other status eligible to receive an Award under the Plan, the Committee may provide that no Termination of Service occurs for purposes of the Plan until the Participant’s new status with the Company and all Subsidiaries terminates. For purposes of this paragraph, if a Participant is an Employee of a Subsidiary and not the Company, the Participant shall incur a Termination of Service when such corporation or other entity ceases to be a Subsidiary, unless the Committee determines otherwise.

(ee) “Total Disability” shall mean total and permanent disability as defined in section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a total and permanent disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

2.2 Administration of the Plan.

(a) The Plan shall be administered by the Committee, which shall have the full power, subject to and within the limits of the Plan, to interpret and administer the Plan and Awards granted under it, make and interpret rules and regulations for the administration of the Plan, and make changes in and revoke such rules and regulations. The Committee also shall have the authority to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company or a Subsidiary operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries. The Committee, in the exercise of these powers, shall (i)

generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of an Award in a manner and to the extent it shall deem necessary to make the Plan fully effective; (ii) determine those Employees, Nonemployee Directors and Consultants to whom Awards shall be granted, the type of Award to be granted and the number of Awards to be granted, consistent with the provisions of the Plan; (iii) determine the terms of Awards granted consistent with the provisions of the Plan; and (iv) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

(b) The Board of Directors may, at its discretion, select one or more of its members who are eligible to be members of the Committee as alternate members of the Committee who may take the place of any absent member or members of the Committee at any meeting of the Committee. The Committee may act only by a majority vote of its members then in office; the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c) No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person’s own fraud or bad faith.

2.3 Effective Date. The Plan shall be effective as of the date on which the Plan is adopted by the Board of Directors, provided that the Plan is approved and ratified by the Company’s shareholders. If the Plan is not so approved by the Company’s shareholders, the Plan and all Awards previously granted thereunder shall become null and void.

2.4 Duration. If approved by the shareholders of the Company as provided in Section 2.3, unless sooner terminated by the Board of Directors, the Plan shall remain in effect until the close of business on the day immediately preceding the tenth (10th ) anniversary of the effective date of the Plan.

2.5 Shares Subject to the Plan; Equity Award Limits. The number of shares of Common Stock which may be subject to Equity Awards granted under the Plan shall be 7,596,556 (the “Share Limit”) (which is also the maximum aggregate number of shares that may be subject to Incentive Stock Options under the Plan). The Share Limit will automatically increase on January 1st of each year, during the term of the Plan as set forth in Section 2.4, commencing on January 1 of the year following the year in which the effective date in Section 2.3 occurs, in an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. The Board may provide that there will be no January 1st increase in the Share Limit for such year or that the increase in the Share Limit for such year will be a smaller number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

The limit stated in this Section 2.5 shall be subject to adjustment in accordance with Section 9.1. If an Equity Award expires, terminates for any reason, or is canceled, forfeited or settled in cash rather than stock, the number of shares of Common Stock with respect to which such Equity Award expired, terminated, or was canceled, forfeited or settled in cash, shall be available for future grants of Equity Awards under the Plan. If any Stock Option is exercised by withholding or surrendering Common Stock to the Company as full or partial payment or if tax withholding requirements are satisfied by withholding or surrendering Common Stock to the Company, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of applying the limits set forth in this Section. Shares available under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose.

2.6 Amendments and Termination. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. Except as provided below, the Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, and the Committee may amend any outstanding Award at any time (including an amendment that applies to a Participant who has incurred a Termination of Service); provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:

(a) Increases the maximum number of shares of Common Stock which may be subject to Incentive Stock Options granted under the Plan (other than as provided in Section 9.1);

(b) Materially modifies the requirements as to eligibility for participation in the Plan with respect to Incentive Stock Options; or

(c) Requires shareholder approval under the rules of the exchange or market on which the Common Stock is listed or traded.

Except as permitted under Section 9.1, if the Fair Market Value of Common Stock subject to a Stock Option or Stock Appreciation Right has declined since the Equity Award was granted, the Committee shall not, without shareholder approval, (i) cancel any or all such Stock Options or Stock Appreciation Rights in exchange for cash or the grant of a new Award, or (ii) reduce the exercise price of any or all such Stock Options or reduce the amount over which appreciation of a Stock Appreciation Right is measured; provided, however, that such reduced amount shall not be less than the Fair Market Value on the date such reduction is made.

No amendment, suspension or termination of the Plan or amendment of an outstanding Award shall affect the Participant’s rights under an outstanding Award or cause the modification (within the meaning of Code Section 424(h)) of an Incentive Stock Option, without the consent of the Participant affected thereby. The foregoing limitation on amendments, suspension and termination shall not apply to any amendment, suspension or termination (i) pursuant to Section 9.1, or (ii) that the Committee, in its sole discretion, determines as necessary or appropriate to avoid the additional tax under Code Section 409A(a)(1)(B).

2.7 Participants and Grants. The Committee may grant one or more Awards to Nonemployee Directors, Consultants and those Employees who the Committee determines hold positions which enable them to have an impact on the long-term success of the Company or its Subsidiaries. In determining the number of shares of Common Stock subject to an Equity Award to be granted to an Employee, the Committee shall consider the Employee’s base salary, his or her expected contribution to the long-term performance of the Company, and such other relevant facts as the Committee shall deem appropriate. More than one Award may be granted to any Employee, Nonemployee Director or Consultant, and terms and conditions of Awards and types of Awards need not be consistent from Participant to Participant.

3. STOCK OPTIONS

3.1 General. Each Stock Option granted under the Plan to an Employee, Nonemployee Director or Consultant shall be granted by the Committee in its sole discretion, and shall be evidenced by an agreement which shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that do not cause the Stock Option to be subject to Code Section 409A and that are not inconsistent with the terms of the Plan and, for Incentive Stock Options, Code Section 422.

3.2 Price. Subject to the provisions of Section 3.6(d), the purchase price per share of Common Stock subject to a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted, except as provided in Section 2.6 regarding repricing.

3.3 Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4 Exercise. A Stock Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.

3.5 Payment. The Committee, in its sole discretion, shall determine from the alternatives set forth in subsections (a) through (d) the methods by which the exercise price may be paid. To the extent the agreement evidencing a Stock Option does not include one or more alternatives, the Committee hereby specifically reserves the right to exercise its discretion to allow the Participant to pay the exercise price using such alternative.

(a) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company;

(b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option;

(c) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount required to pay the purchase price; or

(d) By a combination of any number of the foregoing.

The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

3.6 Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(a) Incentive Stock Options shall only be granted to Participants who are Employees.

(b) To the extent that the aggregate Fair Market Value (as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

(c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

(d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns (or is deemed to own) stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

3.7 Termination of Service.

(a) In the event a Participant incurs a Termination of Service for Cause, as determined by the Committee in its sole discretion, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

(b) Except as otherwise provided in subsection (a) or in the agreement evidencing the Participant’s Stock Option, if a Participant, while holding a Stock Option, dies prior to Termination of Service, or incurs a Termination of Service as a result of his or her Total Disability, then (i) each Stock Option held by the Participant that is not exercisable shall become exercisable (i.e., vested) on the date of the Termination of Service on a pro rata basis, based on the number of full months of active service with the Company or a Subsidiary during the vesting period (or vesting period for the relevant tranche, as applicable) and (ii) each Stock Option held by the Participant shall be exercisable by the Participant (or, in the case of death, by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution), to the extent otherwise exercisable at the time of (or as a result of) Termination of Service, until the earlier of (A) its stated expiration date or (B) the date occurring three (3) years after the date of such Termination of Service; provided, that in the event of a Termination of Service as a result of the Participant’s Total Disability, such Stock Option shall be exercisable until its stated expiration date.

(c) Except as otherwise provided in the agreement evidencing the Participant’s Stock Option, if a Participant shall incur a Termination of Service for any reason not specified in Sections 3.7(a) or (b), the Participant shall, to the extent otherwise exercisable at the date of Termination of Service, have the right to exercise the Stock Options held by him or her at the date of Termination of Service for a period of three (3) months or, in the case of Stock Options which are not intended to be Incentive Stock Options, such extended period as the Committee may, in its sole discretion, determine; provided, however, that in no event shall such Stock Options be exercisable after their stated expiration date.

(d) The Committee may, in its sole discretion, provide for the continued or accelerated vesting of a Stock Option following Termination of Service.

(e) To the extent a Stock Option held by a Participant is not exercisable at the time of (or as a result of) his or her Termination of Service, such Stock Option shall terminate.

3.8 Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.

4. STOCK APPRECIATION RIGHTS

4.1 General. Each Stock Appreciation Right granted under the Plan to an Employee, Nonemployee Director or Consultant shall be granted by the Committee in its sole discretion and shall be evidenced by an agreement which shall state the number of shares of Common Stock with respect to which appreciation shall be measured and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine that are not inconsistent with the provisions of the Plan and Code Section 409A.

4.2 Amount Payable on Exercise. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Common Stock to which the Stock Appreciation Right is exercised, the excess, if any, of the Fair Market Value of the share on the date of exercise over the Fair Market Value of the share on the date the Stock Appreciation Right is granted (the “Spread”). Such excess shall be paid in cash, shares of Common Stock (having a Fair Market Value on the date of exercise equal to the Spread), or a combination thereof, as determined by the Committee.

4.3 Period. The duration or term of each Stock Appreciation Right granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

4.4 Exercise. A Stock Appreciation Right shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. Once exercisable, a Stock Appreciation Right shall be exercisable, in whole or in part, by delivery of a notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Appreciation Right is then being exercised.

4.5 Termination of Service. For purposes of determining the extent to which, and the period during which, a Stock Appreciation Right may be exercised following a Participant’s Termination of Service, Section 3.7 shall be applied by replacing the terms “Stock Option” and “Stock Options” in each place such terms appear in Section 3.7, with the terms “Stock Appreciation Right” and “Stock Appreciation Rights,” respectively.

4.6 Effect of Leaves of Absence. It shall not be considered a Termination of Service when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.

5. STOCK GRANTS

The Committee may make a Stock Grant to an Employee, Nonemployee Director or Consultant. Such Stock Grant shall be fully vested on the date made.

6. RESTRICTED STOCK

6.1 Grant. Restricted Stock may be granted by the Committee to an Employee, Nonemployee Director or Consultant under this Article for no consideration in the form of an award of Common Stock subject to restrictions. At the time Restricted Stock is granted, the Committee shall determine whether the Restricted Stock is Performance Stock (where the lapse of restrictions is based on Performance Program Targets), or Restricted Stock that is not Performance Stock (where the lapse of restrictions is based on times and/or conditions determined by the Committee). The period beginning on the date of grant and ending on the date the restrictions lapse is the “Restriction Period.”

6.2 Restrictions. Except as otherwise provided in this Article, or to the extent permitted under the Code, as provided by the Committee in its sole discretion or in the agreement evidencing a Participant’s Award, Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned, hypothecated, or otherwise encumbered or disposed of during the Restriction Period.

6.3 Lapse of Restrictions.

(a) Restricted Stock Other Than Performance Stock. With respect to Restricted Stock that is not Performance Stock:

(i) The restrictions described in Section 6.2 shall lapse at such time or times, and on such conditions, as the Committee may specify at the time of grant;

(ii) Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock, if a Participant dies prior to Termination of Service or incurs a Termination of Service as a result of his or her Total Disability then the restrictions described in Section 6.2 shall lapse on the date of the Termination of Service on a pro rata basis, based on the number of full months of active service with the Company or a Subsidiary during the Restriction Period (or Restriction Period for the relevant tranche, as applicable); and

(iii) The Committee may, in its sole discretion, provide for the continued or accelerated vesting of Restricted Stock (other than Performance Stock) following Termination of Service.

(b) Performance Stock. With respect to Performance Stock granted to a Participant, the restrictions described in Section 6.2 shall lapse after the end of the relevant Performance Period based on the Performance Program Targets established in accordance with Article 8 and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 8, determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 9.3, the extent to which such restrictions lapse shall be based solely on the achievement of Performance Program Targets, in accordance with Article 8; the Committee shall not have the discretion to increase the extent to which such restrictions lapse. Except as provided in 8.4 or Section 9.3, if a Participant incurs a Termination of Service for any reason prior to the date the Restriction Period would otherwise lapse with respect to Performance Stock, the Participant shall forfeit all Performance Stock granted with respect to such Performance Period. The Restriction Period with respect to Performance Stock shall end on the date the Committee makes its determination regarding achievement of Performance Program Targets in accordance with Article 8, but only to the extent such targets are achieved.

(c) In General. Upon the lapse of restrictions in accordance with this Section 6.3 with respect to a share of Restricted Stock, the Restriction Period shall end and such share of Common Stock shall cease to be Restricted Stock for purposes of the Plan. Except as provided in Section 8.4 and Article 9, any Restricted Stock with respect to which the Restriction Period has not lapsed at the time of (or as a result of) the Participant’s Termination of Service, shall be forfeited.

6.4 Custody of Shares. The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for shares of Restricted Stock be held in custody by a bank or other institution or that the Company may itself hold such certificates in custody until the lapse of restrictions under Section 6.3 and may require as a condition of any grant of Restricted Stock that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock that cease to be Restricted Stock under Section 6.3(c) shall be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable withholding requirements.

6.5 Shareholder Rights. Each Participant who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in Section 6.2, including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities of the Company received by a Participant with respect to a share of Restricted Stock, as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock.

7. RESTRICTED STOCK UNITS

7.1 Nature of Restricted Stock Units. A Restricted Stock Unit entitles the Participant to receive one share of Common Stock, cash equal to the Fair Market Value of a share of Common Stock on the date of vesting, or a combination thereof, with respect to each Restricted Stock Unit that vests in accordance with Section 7.3; any fractional Restricted Stock Unit shall be payable in cash. The Committee, in its sole discretion, shall determine the medium of payment.

7.2 Grant of Restricted Stock Units. At the time of grant, the Committee shall determine (a) the Employee, Nonemployee Director or Consultant receiving the grant, (b) the number of Restricted Stock Units subject to the Award, (c) whether the Restricted Stock Unit is a Performance Stock Unit (where vesting is based on Performance Program Targets), or a Restricted Stock Unit that is not a Performance Stock Unit (where vesting is based on times and/or conditions determined by the Committee), and (d) when such Restricted Stock Units shall vest in accordance with Section 7.3. The Company shall establish a bookkeeping account in the Participant’s name which reflects the number and type of Restricted Stock Units standing to the credit of the Participant.

7.3 Vesting.

(a) Restricted Stock Units Other Than Performance Stock Units. With respect to Restricted Stock Units that are not Performance Stock Units:

(i) The Restricted Stock Unit shall vest at such time or times, and on such conditions, as the Committee may specify at the time of grant;

(ii) Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit, if a Participant dies prior to Termination of Service or incurs a Termination of Service as a result of his or her Total Disability, then the Restricted Stock Unit shall vest on the date of the Termination of Service on a pro rata basis, based on the number of full months of active service with the Company or a Subsidiary during the vesting period (or vesting period for the relevant tranche, as applicable); and

(iii) The Committee may, in its sole discretion, provide for the continued or accelerated vesting of a Restricted Stock Unit (other than a Performance Stock Unit) following Termination of Service.

(b) Performance Stock Units. The Committee shall determine the extent to which a Participant’s Performance Stock Units vest after the end of the relevant Performance Period, based on the Performance Program Targets established in accordance with Article 8 and achieved for such Period. As promptly as practicable after the end of the Performance Period, the Committee shall, in accordance with Article 8, determine the extent to which the Performance Program Targets have been achieved. Except as provided in Section 9.3, the extent to which Performance Stock Units vest shall be based solely on the achievement of Performance Program Targets, in accordance with Article 8; the Committee shall not have the discretion to increase the extent to which such Performance Stock Units vest. Except as provided in Section 8.4 or Section 9.3, if a Participant incurs a Termination of Service for any reason prior to the date Performance Stock Units would otherwise vest, the Participant shall forfeit all Performance Stock Units granted with respect to such Performance Period. Performance Stock Units shall vest on the date the Committee makes its determinations regarding achievement of Performance Program Targets in accordance with Article 8, but only to the extent such targets are achieved.

(c) Payment. Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit grant, (i) payment with respect to a vested Restricted Stock Unit that is a Performance Stock Unit shall be made on the Short-Term Deferral Date and (ii) payment with respect to a vested Restricted Stock Unit that is not a Performance Stock Unit shall be made on the first to occur of the vesting date set forth in Section 7.3(a) or a Termination of Service.

7.4 Dividend Equivalent Rights. Except as otherwise provided in the agreement evidencing the Participant’s Restricted Stock Unit award, the Company shall credit to the Participant’s bookkeeping account, on each date that the Company pays a cash dividend to holders of Common Stock generally, an additional number of Restricted Stock Units equal to the total number of Restricted Stock Units credited to the Participant’s bookkeeping account on such date, multiplied by the dollar amount of the per share cash dividend, and divided by the Fair Market Value of a share of Common Stock on such date. Restricted Stock Units attributable to such dividend equivalent rights shall be subject to the same terms and conditions as the Restricted Stock Units to which such dividend equivalent rights relate.

8. COMMON RULES FOR PERFORMANCE AWARDS

8.1 In General. Notwithstanding any provision of the Plan to the contrary, this Article 8 shall apply to Performance Awards. All discretionary actions taken under the Plan with respect to such Performance Awards shall be exercised exclusively by the Committee.

8.2 Committee Determinations. With respect to Performance Awards, the Committee shall determine:

(a) The Employee to whom the Award shall be granted;

(b) The type of Award to be granted;

(c) The Performance Period applicable to the Award;

(d) The Performance Program Target(s) applicable to the Award; and

(e) Other terms and conditions of the Award consistent with the terms of the Plan.

All such determinations shall be made within the first ninety (90) days of the Performance Period or, if shorter, within the first 25% of such Performance Period, provided in either case that the outcome is substantially uncertain when the Performance Program Targets are established. Each of the above determinations shall be made by the Committee in its sole discretion without any requirement for consistency among, for example, (i) the types of Awards granted to Participants, and (ii) the Performance Periods or Performance Program Targets applicable to Participants or to different types of Awards.

8.3 Performance Program Targets.

(a) The Performance Program Targets shall provide an objective method for determining whether the Performance Program Targets have been achieved, and an objective method for computing the amount to be paid, or the number of shares of Common Stock which shall vest or be distributed, to the Participant based on the attainment of one or more goals included in the Performance Program Targets.

(b) Performance Program Targets shall be based upon business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, regional business units or other operating units, or (iii) any combination thereof) such as: profit before taxes, profit after taxes, earnings before or after taxes, interest, depreciation and/or amortization, stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee to take into account significant nonrecurring items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate. Performance Program Targets may also be based upon a Participant’s attainment of personal objectives with respect to any of the foregoing business criteria or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility.

(c) Measurements of actual performance against the Performance Program Targets established by the Committee shall be objectively determinable and shall, to the extent applicable, be determined according to generally accepted accounting principles as in existence on the date on which the Performance Program Targets are established and, without regard to any changes in such principles after such date, except where the Committee has specified that such changes shall be taken into account. The Committee may provide for appropriate adjustments to any business criteria used in connection with measuring attainment of Performance Program Targets to take into account fluctuations in exchange rates, where relevant.

8.4 Termination of Service Prior to End of Restriction Period, Vesting or Payment Date.

(a) Employment Requirement. Except as provided in Section 9.3, no Performance Award shall be payable under the Plan to any Participant who incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock) or the date of vesting (with respect to Performance Stock Units), unless:

(i) The Participant incurs a Termination of Service prior to such date on account of his or her death or Total Disability, or under such other circumstances as the Committee shall, in its sole discretion, determine; or

(ii) The Committee, in its sole discretion, specifically allows the Participant’s Performance Award to remain payable, in full or in part (as determined by the Committee), if the Participant incurs a Termination of Service before such date.

Except as provided in Section 9.3, if a Participant incurs a Termination of Service prior to the date the Restriction Period ends (with respect to Performance Stock), or the date of vesting (with respect to Performance Stock Units) under any circumstances other than those described above, the Performance Award shall be forfeited on the date of such Termination of Service.

(b) Proration of Performance Award.

(i) If a Participant is on a leave of absence during a Performance Period, the Participant’s Performance Award shall be prorated based on active service during the Performance Period, except as provided in Section 9.3.

(ii) If a Participant incurs a Termination of Service under the circumstances set forth in Section 8.4(a)(i) or (ii), any Performance Award payable shall be prorated based on active service during the Performance Period, except as provided in Section 9.3.

8.5 Conditions to Payment or Vesting. No Participant may receive any payment (of unrestricted Common Stock or cash) with respect to a Performance Award unless and until (A) the Plan is approved by the Company’s shareholders, and (B) except as provided in this Section 8.5 or in Section 9.3, the Committee responsible for the administration of the Plan with respect to such Participant has certified in writing that the Performance Program Target or Targets for a Performance Period have been achieved. Notwithstanding anything herein to the contrary, if a Participant incurs a Termination of Service under the circumstances set forth in Section 8.4(a)(i) or (ii), the Committee shall have the discretion to provide for payment in respect of a Performance Award for a Performance Period regardless of whether the Performance Program Targets for such Performance Period have been achieved.

9. ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; MERGER OR CHANGE IN CONTROL

9.1 Adjustments.

(a) In the event that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, or other change in the corporate structure of the Company affecting the shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan and/or the number, class, and price of shares covered by each outstanding Award and the numerical share limits in Section 2.5 of the Plan.

(b) Upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding clause (i) or a sale of all or substantially all of the business or assets of the Company as an entirety, unless specified otherwise in the applicable Award Agreement, the Administrator will equitably and proportionately adjust the performance objectives applicable to any then-outstanding performance-based Awards to the extent necessary to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan with respect to such Awards.

(c) It is intended that, if possible, any adjustments contemplated by the preceding clauses (i) and (ii) be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Code Sections 424 and 409A) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

9.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

9.3 Certain Transactions. In the event of a merger, consolidation or similar transaction directly or indirectly involving the Company, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the following paragraph) whether with or without a Participant’s consent, including, without limitation, that (i) such Award will be assumed, or a substantially equivalent Award will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices as set forth in Section 9.1; (ii) upon written notice to the applicable Participant, such Award will terminate upon or immediately prior to the consummation of such transaction; (iii) (1) such Award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights as of the date of the occurrence of such transaction (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the applicable Participant’s rights thereunder, then such Award may be terminated by the Company without payment), or (2) such Awards will be replaced with other rights or property selected by the Administrator in its sole discretion; or (iv) any combination of the foregoing. In taking any of the actions permitted under this Section 9.3, the Administrator will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of the same Award, similarly.

(i) Notwithstanding the generality of the foregoing, in the event of a merger, consolidation or similar transaction directly or indirectly involving the Company that results in a Change in Control and in which the acquiring or succeeding corporation does not assume or substitute for the Award (or portion of the Award), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights (or portion thereof) that are not assumed or substituted for, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, Performance Stock and Performance Stock Units (or portions thereof) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting (or portions thereof) not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in each case, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable. In addition, if an Option or Stock Appreciation Right (or portion thereof) is not assumed or substituted for, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right (or its applicable portion) will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right (or its applicable portion) will terminate upon the expiration of such period.

(ii) For the purposes of Section 9.3, an Award will be considered assumed if, following the applicable transaction, the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to such transaction, the consideration (whether stock, cash, or other securities or property) received in such transaction by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in such transaction is not solely common stock of the acquiring or succeeding corporation or its Parent, the Administrator may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Stock Unit or Performance Stock, for each share subject to such Award, to be solely common stock of the acquiring or succeeding corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the transaction.

(iii) Notwithstanding anything in this Section 9.3 to the contrary, and unless otherwise provided for in an Award Agreement or other written agreement between the Participant and the Company or any of its Parent or Subsidiaries, as applicable, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its acquirer or successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the acquiring or succeeding corporation’s corporate structure following the applicable transaction will not be deemed to invalidate an otherwise valid Award assumption.

(iv) Notwithstanding anything in this Section 9.3 to the contrary, if a payment under an Award Agreement is subject to Code Section 409A and if the change in control definition contained in the Award Agreement or other agreement related to the Award does not comply with the definition of “change in control” for purposes of a distribution under Code Section 409A, then any payment of an amount that is otherwise accelerated under this Section will be delayed until the earliest time that such payment would be permissible under Code Section 409A without triggering any penalties applicable under Code Section 409A.

10. MISCELLANEOUS PROVISIONS

10.1 Agreement. Each Equity Award granted under the Plan shall be evidenced by an agreement between the Company and the Participant which shall set forth the number of shares of Common Stock subject to the Equity Award, and such terms and conditions of the Equity Award as the Committee may, in its sole discretion, determine that are not inconsistent with the terms of the Plan, Code Section 409A and, for Incentive Stock Options, Code Section 422.

10.2 Non-Transferability. Except, to the extent permitted under the Code, as provided by the Committee in its sole discretion or in the agreement evidencing a Participant’s Award, the following shall apply: No Incentive Stock Option, Restricted Stock, or Restricted Stock Unit shall be assignable or transferable by the Participant except by will or the laws of descent and distribution. No Incentive Stock

Option shall be exercisable during the Participant’s lifetime by any person other than the Participant or his or her guardian or legal representative. Except as provided in the agreement evidencing a Participant’s Award, such limits on assignment, transfer and exercise shall also apply to Non-Qualified Stock Options and Stock Appreciation Rights.

10.3 Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable Federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due with respect to an Award may be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine; provided, however, that the number of shares withheld to satisfy the tax withholding requirements with respect to any Award shall be limited to the extent necessary to avoid adverse accounting consequences. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such Federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any Federal, state, or local taxes of any kind required to be withheld by the Company.

10.4 Deferrals. The Committee may permit a Participant to defer receipt of any Common Stock issuable (or cash payable) upon the lapse of the Restriction Period applicable to Restricted Stock or the vesting of Restricted Stock Units, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the agreement evidencing the Participant’s Award specifically permits deferrals under this Section.

10.5 Compliance with Law and Approval of Regulatory Bodies. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws and withholding tax requirements and with the rules of NASDAQ and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option or Stock Appreciation Right is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with Federal and state laws and regulations. No Stock Option or Stock Appreciation Right shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, Federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of a payment (in cash or Common Stock) with respect to an Award to a person or estate acquiring the right to payment as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Award and may require consents and releases of taxing authorities that it may deem advisable.

10.6 No Right to Service. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Award shall confer upon any Participant under the Plan any right to continue in the employ or service of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment or service of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

10.7 Exclusion from Pension Computations. By acceptance of a grant of an Award under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt, exercise, or vesting thereof or upon the disposition of the shares received upon exercise will not be taken into account as “base remuneration,” “wages,” “salary,” or “compensation” in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, or deferred compensation plan of the Company or any Subsidiary, except to the extent any such amount is taken into consideration under the express terms of any such plan.

10.8 Interpretation of the Plan. Headings are given to the Articles and Sections of the Plan solely as a convenience to facilitate reference. Such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

10.9 Use of Proceeds. Funds received by the Company upon the exercise of Stock Options granted under the Plan shall be used for the general corporate purposes of the Company.

10.10 Construction of Plan. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) to the extent Federal law is not applicable.

10.11 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, share exchange, purchase or otherwise, acquire all or substantially all of the business and assets of the Company.

10.12 Unfunded Plan. Except as provided in Article 6, the Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

10.13 Code Section 409A. Notwithstanding any provision of this Plan to the contrary, if a Participant is a specified employee (as defined in Treas. Reg. §1.409A-1(i)), any payment or benefit under this Plan that constitutes deferred compensation subject to Code Section 409A and for which the payment event is separation from service (as defined in Treas. Reg. §1.409A-1(h)) shall not be made or provided to the Participant before the date that is six months after the date of the Participant’s separation from service. Any payment or benefit that is delayed pursuant to this Section 10.14 shall be made or provided on the first business day of the seventh month following the month in which the Participant’s separation from service occurs. The provisions of this Section 10.13 shall apply only to the extent required to avoid a Participant’s incurrence of any additional tax or interest under Code Section 409A. To the extent any payment or benefit under the Plan constitutes deferred compensation subject to Code Section 409A, this Plan is intended to comply with Code Section 409A and shall be administered, interpreted and construed in accordance therewith to avoid the imposition of additional tax under Code Section 409A.

10.14 Recoupment Policy. Notwithstanding any provision of this Plan to the contrary, a Participant’s right to receive or retain an Award, to retain any amount received pursuant to an Award (in cash or Common Stock) and, in the case of Common Stock received pursuant to an Award, to retain any profit or gain the Participant realized in connection with such an Award, shall be subject to any recoupment or “clawback” policy adopted by the Company.